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                                                                   EXHIBIT 21.01

                         LIST OF REGISTRANT'S SUBSIDIARIES

                                                                                  PERCENTAGE OWNED
                  NAME                  JURISDICTION OF ORGANIZATION               BY REGISTRANT
---------------------------------------------------------------------             ----------------
ESS (Far East) Ltd. ....................      Hong Kong                                 100%
ESS Technology International, Inc.......         US                                     100%
OSEE Technology, Inc. ..................         US                                     100%
VideoCore Technology, Inc. .............         US                                     100%